Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-2654, 33-88686, 333-67559, 333-37356, 333-50174, 333-88486, 333-105880, 333-134939, and 333-174582) of Covenant Transportation Group, Inc. of our report dated June 20, 2011 relating to the financial statements of Covenant Transport, Inc. 401(k) and Profit Sharing Plan as of December 29, 2010 and 2009, which appears in this Form 11-K.

/s/ Lattimore Black Morgan & Cain, PC

Lattimore Black Morgan & Cain, PC

Chattanooga, Tennessee
June 20, 2011

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